Quest Solution, Inc. Reports Profitable Third Quarter

Third Quarter Adjusted EBITDA of $1.1 Million, Cash Flow from Operations of
$2.89 Million, Positive as Expected and Growth Continues

EUGENE OR, November 12, 2015—Quest Solution, Inc., the “Company” (OTCBB: QUES), today announced financial results for the third quarter and nine months ended September 30, 2015.

Third Quarter and Subsequent Highlights

●	Net revenues of $16.7 million, an increase of 83.5% compared to the prior year;

●	Adjusted Earnings Before Interest, Taxes and Depreciation and Amortization (“Adjusted EBITDA”) of $1,127,697, positive as expected, and adjusted for stock-based compensation;

●	Net income of $697,356, or $0.02 per share;

●	Cash flow from operations of $2.89 million;

●	Completed acquisition of ViascanQdata and named Gilles Gaudreault as Chief Executive Officer of the Company;

●	Expanded component and service providers for “Total Solution as a Service” offering;

●	Streamlined capital structure and reduced ongoing interest expense through settlement of debt with a former Company executive; and

●	Year-to-date, the Company has secured approximately $4.3 million in new long-term service contracts, increasing the deferred revenue and providing a leading indicator of future revenue.

Third Quarter Select Financial Results

	For the Three Months Ended
	September 30, 2015	September 30, 2014
Revenues, net	$16,711,339	$9,084,462
Gross profit	$3,187,795	$1,664,587
Gross profit margin	19.08%	18.3%
Interest expense	$(274,349)	$(375)
Net income	$697,356	$62,786
Earnings per share - basic	$0.02	$0.00
Earnings per share – diluted	$0.02	$0.00
Weighted average shares outstanding - basic	36,637,523	33,660,416
Weighted average shares outstanding - diluted	39,630,570	50,445,416
Deferred revenue, net	$1,023,203	$0
Adjusted EBITDA	$1,127,697	$124,358

“This was an important strategic and tactical quarter for Quest Solution, highlighted by the acquisition of ViascanQdata which was effective October 1, 2015, and augmented by strong financial results, including our first GAAP profit,” commented Gilles Gaudreault, new Chief Executive Officer of the Company. “We anticipate that the new Quest Solution will grow organically and deliver expanded profit margins as we strategically shift our revenue mix more toward bar code consumables and media and recurring services. We expect to have ample cross-selling opportunities within our existing customer base, and together, believe we are positioned to bid for and win larger projects with more significant global customers who want to work with a single vendor prepared to meet their expanding needs. I am excited about the future for Quest Solution.”

“For the second quarter in a row, we delivered positive Adjusted EBITDA,” added Tom Miller, President of the Company. “This quarter benefited from a customer requesting earlier delivery of certain orders, resulting in an uptick in revenues. We expect the fourth quarter to normalize. Longer-term, we are focused on unlocking synergies related to the ViascanQdata acquisition, and are already benefitting from a consolidated sales organization. Today, we have over 30 sales personnel in the field, compared with 17 at the beginning of the year, and we believe that this organization enables us to service the business opportunities coming our way.”

Third Quarter Financial Results

Revenue

Revenues for the three month period ended September 30, 2015 increased 83.5% to $16.7 million compared to $9.1 million for the three months ended September 30, 2014. This increase was due primarily to the acquisition of Bar Code Solutions (“BCS”) in November 2014 and the Company’s additional sales activity in the third quarter of 2015. Third quarter net revenues of $16.7 million represented an increase of 23% over second quarter ending June 30, 2015.

Gross Margin

“Gross margin percent increased slightly over 2014 after adjusting for changes in related party COG’s charges that occurred in 2014 and changes to deferral of hardware and software maintenance contracts which began in 2015.

Net Income

Net income for the three month period ended September 30, 2015 was $697,000 compared to $63,000 for the three months ended September 30, 2014.

Adjusted EBITDA

The Company’s operating expenses during both quarters ended September 30, 2015 and 2014 included non-cash expenses including depreciation, amortization of acquisition intangibles and stock-based compensation for employee and director stock options. Without the effect of these non-cash expenses, Adjusted EBITDA for the quarter ended September 30, 2015 was approximately $1.1 million compared to Adjusted EBITDA of $124,385 for the quarter ended September 30, 2014. Please refer to the financial tables included below for a reconciliation of generally accepted accounting principles in the United States (“GAAP”) to non-GAAP financial results.

Year-to-Date Financial Results

Revenue

Net Revenues for the nine month period ended September 30, 2015 increased 57% to $40.9 million compared to $26.1 million for the nine months ended September 30, 2014. This increase was due primarily to the acquisition of BCS in November 2014 as well as additional synergies and organic growth of the Company. The unaudited pro-forma revenue of the Company and BCS for 2014 would have been approximately $39 million, so in comparing the two companies year over year, there was an approximate 5% increase (or approximately $2 million) due to organic growth of both companies.

Gross Margin

“Gross margin percent increased slightly over 2014 after adjusting for changes in related party COG’s charges that occurred in 2014 and changes to deferral of hardware and software maintenance contracts which began in 2015.

Net Income

Net loss for the nine month period ended September 30, 2015 was $10,000 compared to net income of $47,000 for the nine months ended September 30, 2014. The decrease in net income is attributable to an increase in gross profit offset by an increase in interest expense of $1.1 million and higher operating expenses.

Adjusted EBITDA

The Company’s operating expenses during both nine month periods ended September 30, 2015 and 2014 included non-cash expenses including depreciation, amortization of acquisition intangibles and stock-based compensation for employee and director stock options. Without the effect of these non-cash expenses, Adjusted EBITDA for the nine months ended September 30, 2015 was approximately $1.4 million compared to Adjusted EBITDA of $150,482 for the nine months ended September 30, 2014. Please refer to the financial tables included below for a reconciliation of GAAP to non-GAAP financial results.

Balance Sheet Summary

Net deferred revenue consists of prepaid third party hardware service agreements, software maintenance service contracts and the related costs and expenses recorded net of the revenue charged. As stated in the footnotes to the financials, the company had deferred revenue of $8.1 million and deferred costs of $7.1 million. This net deferred revenue of $1.0 million at September 30, 2015 will be recognized in income over the term of the contracts, normally one to five years, with three years being the average term.

Backlog

The Company’s backlog of signed, contracted orders at September 30, 2015 was approximately $3.2 million. The backlog reflects orders expected to be delivered in the fourth quarter.

2015 Outlook

The Company modified its full-year 2015 financial guidance to include the acquisition of ViascanQdata. Management now expects:

●	Pro forma full-year revenue of approximately $60-65 million, inclusive of the contribution of three months from ViascanQdata, which was acquired by Quest Solution, effective October 1, 2015, and accounting for retail rollouts that were accelerated, benefitting the third quarter.

●	Gross margin as a percentage of sales for the full year 2015 to continue to show slight improvement as the Company exits the year.

●	Management anticipating generating positive Adjusted EBITDA in the third and fourth quarter as well, with improvement each quarter for the remainder of the year.

“We believe that we are making good progress on the integration of ViascanQdata into the Company’s existing operations, and working to unlock the synergies we have identified,” added Mr. Gaudreault. “We expect to provide our outlook for 2016 in March, when we report our fourth quarter results of operations and have the benefit of a few months as a combined entity.”

About Quest Solution, Inc.

Quest Solution, Inc. serves as a national mobility and data collection systems integrator with a focus on design, delivery, deployment and support of fully integrated mobile solutions. The Company takes a consultative approach by offering end to end solutions that include hardware, software, communications and full lifecycle management services. The highly tenured team of professionals simplifies the integration process and delivers proven problem solving solutions backed by numerous customer references.

Additional information about the Company is available at http://questsolution.com.

Information about Forward-Looking Statements

Statements in this press release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments, and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. This release contains “forward-looking statements” that include information relating to future events and future financial and operating performance. The words “may,” “would,” “will,” “expect,” “estimate,” “can,” “believe,” “potential” and similar expressions and variations thereof are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause these differences include, but are not limited to: fluctuations in demand for the Company’s products, the introduction of new products, the Company’s ability to maintain customer and strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of the Company’s liquidity and financial strength to support its growth, and other information that may be detailed from time-to-time in the Company’s filings with the United States Securities and Exchange Commission (the “SEC”). Examples of such forward looking statements in this release include statements regarding growth in our parts and vehicle sales and increases in our ability to produce new products. For a more detailed description of the risk factors and uncertainties affecting the Company, please refer to the Company’s recent SEC filings, which are available at http://www.sec.gov. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations & Financial Media

Investor Contact:

Hayden IR

Brett Maas

(646) 536-7331

brett@haydenir.com

Cameron Donahue

(651) 653-1854

cameron@haydenir.com

Quest Solution, Inc.

Consolidated Combined Statements of Earnings

	For the three months ending September 30,		For the nine months ending September 30,
	2015	2014	2015	2014
REVENUES
Gross Sales	$16,961,830	$9,120,927	$41,405,032	$26,287,892
Less sales returns, discounts, & allowances	(250,491)	(36,465)	(460,108)	(147,024)
Total Revenues	16,711,339	9,084,462	40,944,924	26,140,868

Cost of goods sold
Cost of goods sold	13,523,544	7,072,614	32,031,714	20,086,597
Cost of goods sold, related party	-	347,261	-	1,041,784
Cost of goods sold, related party	13,523,544	7,419,875	32,031,714	21,128,381

Gross Profit	3,187,795	1,664,587	8,913,210	5,012,487

Operating expenses
General and administrative	597,269	222,857	2,507,423	723,447
Salary and employee benefits	1,773,129	1,252,445	4,952,181	3,895,458
Depreciation and amortization	24,052	7,067	69,916	17,889
Stock compensation	63,800	54,130	522,677	84,215
Professional fees	92,359	110,005	288,922	377,769
Total operating expenses	2,550,609	1,646,504	8,341,119	5,098,778

Income (loss) from operations	637,186	18,083	572,091	(86,291)

Other income (expenses):
Gain on debt settlement	-	29,999	-	181,948
Loss on license settlement	-	-	-	(93,578)
Loss on note receivable settlement	-	-	-	(18,995)
Interest expense	(274,349)	(375)	(1,012,415)	(1,375)
Other income	(39,981)	15,079	55,709	65,294
Gain on intangible license settlement	374,500	-	374,500	-
Total other income (expenses)	60,170	44,703	(582,206)	133,294

Net income (loss)	$697,356	$62,786	$(10,115)	$47,003

Net income (loss) per share - basic	$0.02	$0.00	$(0.00)	$0.00
Net income (loss) per share - diluted	$0.02	$0.00	$(0.00)	$0.00

Weighted average number of common shares outstanding - basic	36,637,523	33,660,416	35,702,188	33,334,616
Weighted average number of common shares outstanding - diluted	39,630,570	50,445,416	39,630,570	50,119,616

Quest Solution, Inc.

Consolidated Combined Balance Sheets

	As of
	Sep. 30, 2015	Dec. 31, 2014
ASSETS
Current assets
Cash	$264,943	$233,741
Accounts receivable, net of allowances of $20,249 and $62,800, respectively	12,900,238	9,099,229
Inventory	481,282	606,231
Prepaids	936,064	191,498
Other current assets	457,951	377,060
Total current assets	15,040,478	10,507,759

Fixed assets, net of accumulated depreciation of $1,838,350 and $1,781,086, respectively	186,118	206,662
Deferred tax asset	1,299,417	1,299,417
Goodwill	14,101,306	14,101,306
Trade name	2,700,000	2,700,000
Intangibles, net	4,218	466,870
Customer Relationships	4,390,000	4,390,000
Other assets	591,599	317,304

Total assets	$38,313,136	$33,989,318

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued liabilities	$11,180,064	$7,406,146
Accrued interest and liabilities, related party	293,561	51,806
Line of credit	1,247,634	1,819,345
Advances, related party	400,000	50,000
Accrued payroll and sales tax	2,026,272	917,079
Deferred revenue, net	1,023,203	297,277
Current portion of note payable	150,000	310,000
Notes payable, related parties, current portion	6,912,498	4,201,650
Other current liabilities	748,583	548,050
Total current liabilities	23,981,815	15,601,353

Long term liabilities
Note payable, related party, net of debt discount	11,708,947	17,007,175
Deferred tax liability	-	29,783
Other long term liabilities	296,572	157,495
Total liabilities	35,987,334	32,795,806

Stockholders’ equity
Preferred stock; $0.001 par value; 25,000,000 shares authorized 500,000 and 500,000 shares	500	500
Common stock; $0.001 par value; 100,000,000 shares authorized; 37,613,978 and 35,029,495 shares outstanding of September 30, 2015 and December 31, 2014, respectively.	37,613	35,029
Additional paid-in capital	19,039,961	17,900,139
Accumulated (deficit)	(16,752,272)	(16,742,156)
Total stockholders’ equity	2,325,802	1,193,512
Total liabilities and stockholders’ equity	$38,313,136	$33,989,318

Quest Solution, Inc.

Unaudited

Reconciliation of GAAP Measures to Non-GAAP Measures

	Three Months Ending September 30,		Nine Months Ending September 30,
	2015	2014	2015	2014
EBITDA Calculation:

Net (loss) Income	$697,356	$62,786	$(10,115)	$47,003

Depreciation & Amortization	$24,052	$7,067	$69,916	$17,889

Income Tax (benefit)	$-	$-	$-	$-

Interest Expense	$274,349	$375	$1,012,415	$1,375

EBITDA	$995,757	$70,228	$1,072,216	$66,267

Adjusted EBITDA Calculation:

EBITDA	$995,757	$70,228	$1,072,216	$66,267

Stock and Warrants Issued for Services		$-

stock compensation	$131,940	$54,130	$336,896	$84,215

Adjusted EBITDA	$1,127,697	$124,358	$1,409,112	$150,482

Net Revenue	$16,711,339	$9,084,462	$40,944,924	$26,140,868

EBITDA % of Net Revenue	6.75%	1.37%	3.44%	0.58%